UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

National Western Life Insurance Company
(Exact Name of Registrant as Specified in its Charter)

Colorado	84-0467208
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

850 East Anderson Lane Austin, Texas 78752-1602
(Address of Principal Executive Offices) (Zip Code)

National Western Life Insurance Company 2008 Incentive Plan
Full Title of the Plan)

James P. Payne, 850 East Anderson Lane, Austin, Texas 78752-1602
(Name and Address of Agent for Service)

512-836-1010
Telephone Number, Including Area Code, of Agent for Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ■
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share	price	registration fee*

Class A	300,000	$247.37	$74,211,000.00	$2,916.49
$1.00 Par Value	Shares
Common Stock

*The fee is $39.30 per $1,000,000 (.00003930) multiplied by the maximum aggregate offering price as of September 2, 2008, which was the market value average of the high and low price as of such date of the shares registered.

Part I
Information Required in Section 10(a) Prospectus

This document is dated September 5, 2008, and constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

Item 1.                      Plan Information

(a)                 General Plan Information

At its February 22, 2008 meeting, Registrant’s Board of Directors adopted the National Western Life Insurance Company 2008 Incentive Plan (the “Plan”), and the Plan was approved by Registrant’s stockholders on June 20, 2008.  The purposes of the Plan are to promote the interests of the Company and its subsidiaries and shareholders by enabling the Company to attract, motivate and retain employees and directors by offering them performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the shareholders and promote the Company’s long-term growth and success.  To achieve these purposes, eligible participants may receive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights and any other awards, or any combination thereof, subject to the terms of the Plan.

The adoption of the Plan was part of the establishment of Registrant’s long-term incentive programs.  In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered.  This flexibility will permit Registrant to keep pace with changing developments in management compensation and make Registrant competitive with those companies that offer creative incentives to attract and keep key management employees.  The Plan is designed to allow Registrant to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations, and other rules regarding benefit plans.  The Plan grants the Compensation and Stock Option Committee of the Board of Directors (the “Committee”), which administers the Plan, flexibility in creating the terms and restrictions deemed appropriate for particular awards as facts and circumstances warrant.

The summary of the Plan which appears below is qualified in its entirety by reference to the full text of the Plan, as documented in Exhibit 10.

Types of Awards.  The Plan provides for the grant of any or all of the following types of awards: (1) stock options for Registrant’s Class A, $1.00 par value, common stock (“Common Stock”), including incentive stock options and non-qualified stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) dividend equivalent rights; (5) performance awards; and (6) other forms of awards consistent with the purposes and restrictions of the Plan.  Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Internal Revenue Code (“Code”).  Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Committee.  For more detail as to the awards, see (b) below.

Term.  The Plan was effective as of June 20, 2008 after its approval by the Board of Directors effective as of such date and its approval by shareholders at the annual meeting of shareholders held on such date, and will terminate on June 19, 2018 unless earlier terminated by the Board of Directors.  Termination of the Plan will not affect awards made prior to termination, but awards will not be made after termination.

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Administration.  The Plan is administered by the Committee, which is composed of non-management members of the Registrant’s Board of Directors.  The Committee is elected annually by the Board of Directors, who are, in turn, elected annually by the shareholders.  None of the members of the Committee are officers or employees of the Company or its subsidiaries.  The Committee acts as manager of the Plan, and the members may be replaced by majority vote of the Board of Directors.  Subject to the terms of and consistent with the Plan, the Committee has authority (i) to select personnel to receive awards, (ii) to determine the timing, form, amount or value, and terms of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Plan (other than non-discretionary stock options for non-employee Directors), (iii) to construe the plan and to prescribe rules and regulations with respect to the administration of the Plan, and (iv) to make such other determinations authorized under the Plan as the Committee deems necessary or appropriate.

Governing Law.  Except to the extent that Federal law is controlling, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.  The Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).  The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Award Agreements.  Each award granted under the Plan shall be evidenced by a written award agreement.  Each such agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including, without limitation, provisions related to the consequences of termination of employment.  A copy of such agreement shall be provided to the participant, and the Committee may, but need not, require that the participant sign (or otherwise acknowledge receipt of) a copy of the agreement or a copy of a notice of the grant.  Each participant may be required, as a condition to receiving an award under the Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time.  The provisions of any such agreement may also be included in, or incorporated by reference in, the written award agreement.

Amendment.  The Board of Directors may at any time terminate or amend the Plan in any respect, except that the Board may not, without approval of the stockholders of the Company, amend the Plan so as to (i) increase the number of shares of Common Stock which may be issued under the Plan (except for adjustments in the number of shares permitted with respect to certain stock splits, stock dividends, mergers, reorganizations, or recapitalizations as described under “Description of Securities” below in Part II, Item 4) or change the option exercise price; (ii) modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to participants under the Plan; or (iv) extend the duration of the Plan beyond June 19, 2018.  No amendment or termination of the Plan shall, without the consent of the optionee or participant in the Plan, alter or impair the rights of such person under any options or other award theretofore granted under the Plan.

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Change of Control.  In order to maintain all of the participants’ rights in the event of a change of control (as defined in the Plan), the Committee may provide in an option agreement and/or stock appreciation rights agreement that in the event of a change of control of the Company, (i) all or a portion of the stock options and/or any stock appreciation rights awarded under such agreement shall become fully vested and immediately exercisable, and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change of Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other “parachute payments” as defined in section 280G of the Code, would result in an “excess parachute payment” as defined in such section as well as an excise tax imposed by section 4999 of the Code, such options and any stock appreciation rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such optionee.  If the Committee does not provide for accelerated vesting in an option or stock appreciation rights agreement pursuant to this section, such option and/or stock appreciation right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of the Plan.

“Change of Control” shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:

(i)                 Any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)                 During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the shareholders was approved by a vote of at least two-thirds (_) of the directors then still in office who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously approved;

(iii)                 The shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization in which no “person” acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(iv)                 The shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

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Adjustments Upon Changes in Capitalization or Reorganization

The value of an award in shares, the number of shares available for issuance hereunder, the number of shares issuable to directors , and the maximum number of shares that may be awarded to a participant during a calendar year shall be adjusted from time to time as follows:

(i)                 Subject to any required action by shareholders, the number of shares covered by each outstanding award, the exercise price of such award, the shares available for issuance as awards hereunder, the number of shares issuable to directors, and the maximum number of shares that may be awarded to a participant during a calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only in shares) or any other increase or decrease in the number of shares affected without receipt of consideration by the Company.

(ii)                 Subject to any required action by shareholders, if the Company shall be the surviving corporation in any reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a change in control), each outstanding award shall pertain to and apply to the securities to which a holder of the number of shares subject to the award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of shares, then any adjustment to shares or value relating to an award hereunder shall not be inconsistent with the terms of any such plan or agreement, and, in appropriate cases, corresponding proportionate adjustments shall be made to the number of shares available for issuance hereunder, the number of shares issuable to directors, and the maximum number of shares that may be awarded to a participant during a calendar year.

(iii)                 In the event of a change in the shares of the Company as presently constituted, which is limited to a change of par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall occur automatically without any other required action by the Board, the Committee, or any other person, provided that the Board shall have the authority to make or confirm such adjustments, and its determination in that regard shall be final, binding and conclusive.

Except as heretofore expressly provided in the Plan, any person to whom an award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to an award.  The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

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Amendment or Termination of the Plan

Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that

(i)                 no award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the award without the consent of such holder;

(ii)                 to the extent required by section 422 of the Code to qualify stock options granted hereunder as incentive stock options, any amendment which (i) increases the maximum number of shares that may be issued through incentive stock options (other than an increase merely reflecting a change in the number of outstanding shares, such a stock dividend or stock split), (ii) modifies the individuals or classes of individuals eligible to receive awards, (iii) changes the corporation with respect to which “shares” are defined, or (iv) modifies the definition of “Company’ to refer to another entity (other than a successor to National Western Life Insurance Company) must be approved by the shareholders within the twenty-four (24) month period beginning twelve (12) months before the date the amendment is adopted; and

(iii)                 to the extent the Company is subject to the listing requirements of NASDAQ, as they may be amended from time to time, any amendment which constitutes a material revision of the Plan must be approved by the shareholders in accordance with and to the extent required by such listing requirements.

Termination of the Plan; Maximum Plan Term

(i)                 The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective.

(ii)                 The maximum term of the Plan shall be ten years from the initial effective date, and no award may be granted on or after such tenth anniversary.  However, if the Plan is amended or restated and the Plan as so amended or restated is approved by the shareholders, the Plan shall be deemed to be a new Plan, and the date on which the amendment or restatement is adopted by the Board (or the date of approval by the shareholders, if earlier) shall be substituted for the initial effective date in the immediately preceding sentence of this subsection (ii).

(iii)                 The termination of the Plan shall not impair or affect any award previously granted hereunder and the rights of the holder of the award shall remain in effect until the award has been exercised in its entirety or has expired or otherwise has been terminated in accordance with the terms of such award.

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Amendments and adjustments to awards

The Committee may amend, modify or terminate any outstanding award with the participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which (i) an option becomes exercisable or (ii) a performance-based award is deemed earned; provided, however, that the Committee shall not amend or modify any award in any manner that is contrary to the Plan.  The Committee is authorized to made adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Notwithstanding any provision of the Plan or any agreement regarding an award to the contrary, the Committee may cause any award granted (including an “underwater” award with an exercise or purchase price less than the fair market value of any related shares as of the effective date of Committee action) to be canceled in consideration of a cash payment or alternative award made to the holder of such canceled award in an amount equal to the value of such canceled award. The determinations of value under this section shall be made by the Committee in its sole discretion.

Additional information about the Plan may be obtained from James P. Payne, Senior Vice President and Corporate Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, telephone number 512-836-1010.

(b)                 Securities to be Offered

The Plan provides a total of 300,000 shares of the Company's authorized but unissued Class A Common, $1.00 par value, non-cumulative stock ("Common Stock") to be made available for the awards under the Plan.  The maximum number of shares (or cash equivalent value) with respect to which stock option or stock appreciation rights may be granted under the Plan to any one participant during any single calendar year may not exceed 25,000 shares, subject to adjustment as provided in the Plan.

The Company has authorized and outstanding two classes of Common Stock, Class A and Class B.  As of June 20, 2008, the number of Registrant's outstanding Class A Common Stock shares was 3,425,966 and the number of outstanding Class B Common Stock shares was 200,000.  The Class A shares are publicly held and traded, whereas the Class B shares are privately held and not publicly traded.  The Class A and Class B shares are alike in all respects except that:

(1)                 The Class A Common Stock has the exclusive right to elect one-third (1/3) of the total number of directors constituting the whole Board of Directors (treating any fraction as an additional director) and the Class B Common Stock has the exclusive right to elect the remaining directors.

(2)                 The cash or in-kind dividends are without a fixed rate, non-cumulative and subject to declaration by the Board of Directors, but any dividend that may be paid on each share of Class A Common Stock must be twice the amount of any such dividend that may be paid on each share of the Class B Common Stock.

(3)                 In the event of the dissolution or winding up of the corporation, whether voluntary or involuntary, the assets shall be distributed among the Class A and Class B stockholders in the following manner:

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(i)                 the Class A stockholders shall first receive the $1.00 par value for each of the Class A shares validly issued, held and outstanding;

(ii)                 the Class B stockholders shall then receive the $1.00 par value for each of the Class B shares validly issued, held and outstanding;

(iii)                 the remaining assets of the Corporation shall then be divided and distributed to and among the stockholders of all of the stock of the Corporation in proportion to the number of shares of stock held by each such stockholder without preference of any one class of stock over any other class.

(4)                 In the event of any spin-off or distribution in-kind of the shares of a subsidiary corporation of the Company, and which subsidiary corporation has only one class of stock issued and outstanding, each share of Class B Common Stock shall receive only one-half (½) of the number of shares of the subsidiary corporation as are to be received by each share of the Class A Common Stock; and, in the event that such subsidiary corporation has two classes of stock which are similar in rights and privileges to the Class A Common Stock and Class B Common Stock of the Company described herein, then the Class A Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class A Common Stock shares, and the Class B Common Stock shares shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class B Common Stock shares.

(5)                 One-half (½) of all shares entitled to vote on an issue constitutes a quorum at any meeting of the shareholders, and an affirmative majority of those shares represented at the meeting and entitled to vote on the subject matter constitutes an act by that class of shareholders, unless a greater number of shares is required by law.

Cumulative voting by shareholders is not permitted, and shareholders do not have preemptive rights to subscribe to additional shares that may be offered by the Company.

The issued shares are deemed fully paid and are non-assessable for any corporate liabilities.

Under the provisions of Section 10-3-120 of the Colorado Insurance Code, and Section 16(b) of the Securities Exchange Act of 1934, the receipt of any of the stock shares under the Plan will be treated the same as the purchase of any other Class A Common Shares of the Company, and such shares will be subject to the "insider trading short-swing" profits liability tests imposed by such statutes upon any purchase and sale, or any sale and purchase, of any Class A Common Shares of the Company by the employee within any period of less than six months, and any profits realized by such employee from any such transaction will inure to and be recoverable by the Company.

(c)                 Employees Who May Participate in the Plan

An individual shall be eligible to participate in the Plan and receive awards thereunder if the individual is an employee or director of the Company; provided that incentive stock options may only be awarded to individuals who are employees.  In making any determination as to persons to whom awards shall be granted, the type of award, and/or the number of shares to be covered by the award, the Committee shall consider the position and responsibilities of the participant; his or her importance to the Company and its subsidiaries; and duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

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(d)                 Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

Stock Options

Grants.  The Committee may grant stock options alone or in addition to other awards granted under the Plan to any participant.  Each person so selected shall be offered an option to purchase the number of shares determined by the Committee.  The Committee shall specify whether such option is an incentive stock option or nonqualified stock option and any other terms and conditions relating to such award, including whether the option is exercisable for restricted stock rather than unrestricted shares.  Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option.  Failure to accept within the period so fixed by the Committee may be treated as a rejection.  Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option (including the extent to which the option is an incentive stock option or nonqualified stock option), consistent with the provisions of the Plan.

(i)                 To the extent that any stock option does not qualify as an incentive stock option (whether because of its provision or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall automatically constitute a separate nonqualified stock option without any further action and notwithstanding the original designation of the option as an incentive stock option.  Nothing in the Plan shall be interpreted as a representation, guarantee, or other understanding on the part of the Company that any particular option will be determined to be an incentive stock option under Code section 422.  At any time and from time to time, the optionee and the Company may agree to modify an option agreement so that an incentive stock option may be converted to a nonqualified stock option.

(ii)                 The Committee may require that an optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

(iii)                 In addition to options granted at the discretion of the Committee to employees and Directors, each current Director of the Company received on the date of adoption of the Plan a non-discretionary option for 1,000 shares of Class A Common Stock at the fair market value thereof on such date.

Option Price.  The option exercise price of the shares covered by each stock option shall be determined by the Committee, provided, however, that the option exercise price shall not be less than the greater of (i) the par value of such shares and (ii) one hundred percent (100%) of the fair market value of such shares on the date of grant of the stock option.  Subject to the provisions of “Adjustments Upon Changes in Capitalization or Reorganization” above, the exercise price of a stock option issued in accordance with the Plan shall not be adjusted or amended following the issuance of such stock option.

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Incentive Stock Options Limitations.  (i) To the extent required to comply with Internal Revenue Code section 422, in no event shall any person be granted incentive stock options to the extent that the shares covered by such options (and any incentive stock options granted under any other plans of the Company and its subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate fair market value in excess of $100,000.  For this purpose, the fair market value of the shares shall be determined as of the dates on which the incentive stock options are granted.  It is intended that the limitation on incentive stock options provided in the Plan be the maximum limitation on options which may be considered incentive stock options under the Code, and this subsection shall be construed and applied in accordance with Code section 422.

(ii)                 Notwithstanding anything herein to the contrary, in no event shall any participant owning more than ten percent (10%) of the total combined voting power of the Company or any subsidiary be granted an incentive stock option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the fair market value of the shares subject to such incentive stock option at the time that the incentive stock option is granted, and (2) the term of such incentive stock option shall not exceed five (5) years.

Option Term.  Subject to item (2) above, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant.  The extent to which a stock option that is granted to a participant who is an employee may be exercised by the participant or the participant’s designated beneficiary after the participant’s termination of employment with the Company and all subsidiaries (including by reason of death or disability) shall be determined by the Committee and incorporated into the terms of the applicable option agreement.

Vesting of Stock Options.  Each stock option granted hereunder may only be exercised to the extent that the optionee is vested in such option.  Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the award agreement entered into between the Company and each optionee and only to the extent that the optionee remains in the continuous employ or service of the Company or a subsidiary.  The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

Exercise of Options

Stock options may be exercised as to shares only in amounts and at intervals of time specified in the written option agreement between the Company and the optionee.  Each exercise of a stock option, or any part thereof, shall be evidenced by a written notice to the Company.  The purchase price of the shares as to which an option shall be exercised shall be paid in full at the time of exercise.  Without limiting the authority of the Committee, the Company in its sole and absolute discretion and at or about the time of exercise of a stock option may pay a bonus to the optionee or, to the extent permitted by applicable law, make a loan available to the optionee.

Formula Awards for Directors

(i)                 The provisions of the Plan supersede the National Western Life Insurance Company 1995 Stock and Incentive Plan with respect to individuals who become directors on or after the effective date of the Plan.  No options shall be granted to such directors under the prior plan after the effective date of the Plan on June 20, 2008.

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(ii)                 Each director serving as of the close of the shareholders’ meeting on the effective date of the Plan on June 20, 2008 shall receive a nonqualified stock option to purchase 1,000 shares.

(iii)                 An option awarded to directors pursuant to the Plan shall (1) have an exercise price equal to 100% of the fair market value of the shares on the date of grant; (2) not have tandem stock appreciation rights granted in connection therewith; (3) have a maximum term of ten (10) years from the date of grant, subject to early termination if the optionee ceases to be a director prior to the end of such period; (4) cease to be exercisable after the date which is three (3) months after the termination of such individual’s service as a director for any reason other than death and which is four (4) months after the termination of such individual’s service as a director due to death; (5) vest and become exercisable at the rate of 20% of the total shares subject to the option on each of the first five (5) anniversaries of the date of grant (subject to accelerated vesting in accordance with the Plan; (6) have such other terms as are specified by the Committee in the option agreement; and (7) be subject to other applicable provisions of this section.

Stock Appreciation Rights

(i)                 Grant of Stock Appreciation Rights.  The Committee may grant to any participant either non-tandem stock appreciation rights or tandem stock appreciation rights subject to such terms and conditions as the Committee shall impose.  A stock appreciation right shall entitle the holder, within the specified exercise period, to exercise the stock appreciation right and receive in exchange therefor a payment having an aggregate value equal to the amount by which the fair market value of the share on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the stock appreciation right is exercised.  The Committee may provide in the award agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, for accelerated vesting and other rights upon the occurrence of events specified in the award agreement, and/or for exercise periods that do not begin until after a change in control or the occurrence of such other event as the Committee may designate.  Each stock appreciation right grant shall be evidenced by an agreement that shall specify the exercise price, the exercise period, the number of shares to which the stock appreciation right pertains and such other provisions as the Committee shall determine.

(ii)                 Exercise Period.  Each stock appreciation shall expire and cease to be exercisable at such time as the Committee shall determine at the time of grant; provided, however, that no stock appreciation right shall be exercisable later than the tenth (10th) anniversary of its grant date.  If an award agreement does not specify an expiration date, the stock appreciation right shall expire on the 10th anniversary of its grant date, provided that the stock appreciation right may expire earlier as provided in the award agreement or in the Plan.  The extent to which a stock appreciation right that is granted to a participant who is an employee may be exercised by the participant or the participant’s designated beneficiary after the participant’s termination of employment with the Company and all subsidiaries (including by reason of disability) shall be determined by the Committee and incorporated into the terms of the applicable award agreement.

(iii)                 Exercise Price.  The exercise price for each grant of a stock appreciation right shall be determined by the Committee; provided, however, that the exercise price for each share subject to a stock appreciation right shall not be less than one hundred percent (100%) of the fair market value of a share on the date of grant of the stock appreciation right (or, if greater, 100% of the exercise price of the related stock option in the case of a tandem stock appreciation right).  The exercise price of a stock appreciation right shall not be adjusted or amended following issuance.

(iv)                 Vesting and Termination.  Stock appreciation rights shall be subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to the Plan.

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Tandem Stock Appreciation Rights

A tandem stock appreciation right shall entitle the holder of the related stock option, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the fair market value of a share on the exercise date exceeds the stock option exercise price per share, times the number of shares subject to the option, or portion thereof, which is surrendered.

(i)                 Each tandem stock appreciation right shall be subject to the same terms and conditions as the related stock option, including limitations on transferability and vesting, and shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses.  A tandem stock appreciation right may be granted at the time of the grant of the related stock option or, if the related stock option is a nonqualified stock option, at any time thereafter during the term of the stock option.

(ii)                 A tandem stock appreciation right granted in connection with an incentive stock option (1) may be exercised at, and only at, the times and to the extent the related incentive stock option is exercisable; (2) expires upon the termination of the related incentive stock option; (3) may not exceed 100% of the difference between the exercise price of the related incentive stock option and the fair market value of the shares subject to the related incentive stock option at the time the tandem stock appreciation right is exercised (and otherwise does not have economic and tax consequences upon exercise that are more favorable than exercise of the option followed by an immediate sale of the related shares); (4) may be exercised at, and only at, such times as the fair market value of the shares subject to the related incentive stock options exceeds the exercise price of the related incentive stock option; and (5) may be transferred at, and only at, the times and to the extent the related stock option is transferable.  If a tandem stock appreciation right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the tandem stock appreciation right, in lieu of such exercise under the related option, that number of shares as shall equal the number of shares as to which the tandem stock appreciation right shall have been exercised.

Payment.  The Committee shall have sole discretion to determine in each award agreement whether the payment with respect to the exercise of a stock appreciation right will be in the form of all cash, shares, or any combination thereof.  In the event of the exercise of a stock appreciation right payable in shares, the holder of the stock appreciation right shall receive that number of whole shares of stock of the Company having an aggregate fair market value on the date of exercise equal to the value obtained by multiplying (x) the excess of the fair market value of a share on the date of exercise over the exercise price for the stock appreciation right by (y) the number of shares as to which the stock appreciation right is exercised.  However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a stock appreciation right, but any such limitation shall be specified at the time that the stock appreciation right is granted.

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Exercise of Stock Appreciation Rights.  All stock appreciation rights shall be exercised automatically on the last day prior to the expiration date of the stock appreciation right or, in the case of tandem stock appreciation rights, any related stock option, so long as the fair market value of a share on that date exceeds the exercise price per share of the stock appreciation right or any related stock option, as applicable.  A participant who receives a stock appreciation right shall not have any of the rights of a shareholder with respect to the shares covered by the right except, in the case of a stock appreciation right settled in shares, to the extent that one or more certificates representing such shares shall have been delivered to the participant, or the participant has been determined to be a shareholder of record by the Company’s transfer agent, upon due exercise of the right.

Restricted Stock

Grants.  The committee may grant awards of restricted stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the restricted stock shall be specified by the grant agreement.  The Committee, in its sole discretion, may specify any particular rights which the person to whom an award of restricted stock is made shall have in the restricted stock during the restriction period and the restrictions applicable to the particular award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested shares are forfeited or vested upon termination of employment or service).  Further, the Committee may award performance-based restricted stock by conditioning the grant or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such award (including the acceleration of any such conditions or terms) of such restricted stock, upon the attainment of specified performance goals or such other factors as the Committee may determine.  The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the restricted stock will be forfeited or sold back to the Company.  Each award of restricted stock may have different restrictions and conditions.  The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular award of restricted stock.  Unless otherwise set forth in the Plan, restricted stock may not be disposed of by the recipient until the restrictions specified in the award expire.

Awards and Certificates.  Any restricted stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of restricted stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.  The Company may retain, at its option, the physical custody of any stock certificate representing any awards of restricted stock during the restriction period or require that the restricted stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

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Performance Awards

Grants.  A performance award may consist of either or both, as the Committee may determine, (i) “performance shares” or the right to receive shares, restricted stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) “performance units,”’ or the right to receive a fixed dollar amount payable in cash, shares, restricted stock or any combination thereof, as the Committee may determine.  The Committee may grant performance awards to any participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant.  The terms and conditions of performance awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether performance awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values.  Each performance award shall have its own terms and conditions, which shall be determined at the discretion of the Committee.  If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Terms and Conditions.  Performance awards may be valued by reference to the fair market value of a share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company’s business and for remaining in the employ or active service of the Company for a specified period of time, or the Company’s performance or the performance of its shares measured against the performance of the market, the Company’s industry segment or its direct competitors.  Performance awards may be paid in cash, shares (including restricted stock) or other consideration, or any combination thereof.  If payable in shares, the consideration for the issuance of the shares may be the achievement of the performance objective established at the time of the grant of the performance award.  Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates upon attaining the performance objective, all at the Committee’s discretion.  The extent to which any applicable performance objection has been achieved shall be conclusively determined by the Committee.

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Dividend Equivalent Rights

The Committee may grant a dividend equivalent right either as a component of another award or as a separate award, and, in general, each such holder of a dividend equivalent right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the shares covered by the award been issued and outstanding on the dividend record date.  The terms and conditions of the dividend equivalent right shall be specified by the grant.  Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalent rights).  Any such reinvestment shall be at the fair market value of the shares at the time thereof.  Dividend equivalent rights may be settled in cash or shares, or a combination thereof, in a single payment or in installments.  A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right shall be settled upon exercise, settlement, or payment for or lapse of restrictions on such other award and that such dividend equivalent right shall expire or be forfeited or annulled under the same conditions as such other award.  A dividend equivalent right granted as a component of another award may also contain terms and conditions different from such other award.

Other Awards.  The Committee may grant to any participant other forms of awards based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock, if the Committee in its sole discretion, determined that such other form of award is consistent with the purposes and restrictions of the Plan.  The terms and conditions of such other form of award shall be specific by the grant including, but not limited to, the price, if any, and the vesting schedule, if any.  Such awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the award agreement evidencing the grant.

Shares shall be deemed to be issued under the Plan only to the extent actually issued pursuant to an award.  To the extent that an award lapses or is forfeited prior to the issuance of the shares subject to such awards, any shares subject to such award shall again be made available for grant.  In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends, or other events described under the terms of the Plan, the Committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the Plan and the number of shares subject to outstanding grants or awards in the exercise price per share of outstanding stock options and in the appreciation rights, restricted stock, incentive and performance awards shall also be subject to adjustments by the Committee to reflect changes in the Company's capitalization.

(e)                 Resale Restrictions

The Committee is authorized to determine the timing, form, amount or value, and terms of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made under the Plan (other than the non-discretionary stock options for non-employee Directors).  Once awards are exercised and shares are received, there is no Plan restriction on the resale of such shares.

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(f)                 Federal Income Tax Consequences

The federal income tax consequences, in general, of the plan are as follows:

Non-Qualified Options

Assuming that the non-qualified options are not readily tradable and are not transferable (which is generally the case), a participant will not recognize taxable income and the Company will not be allowed a deduction at the time a non-qualified option is granted. When a participant exercises a non-qualified option, the difference between the option exercise price and any higher fair market value of the Common Stock shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant and will be deductible by the Company for federal income tax purposes. The participant’s tax basis for stock acquired under a non-qualified option will be equal to the option exercise price paid for such stock plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Stock shares acquired by the exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Incentive Stock Options

A participant will not recognize taxable income at the time an incentive stock option is granted. Generally, the exercise of an incentive stock option will not result in any income tax consequences to a participant if the incentive stock option is exercised by the participant during his employment or within a specified period after termination of employment. However, the excess of the fair market value of such shares as of the date of exercise over the option exercise price is a tax preference item for purposes of determining a participant’s alternative minimum tax. A participant who sells shares acquired from the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, or (ii) one year from the date of exercise of the incentive stock option will generally recognize long term capital gain or loss on such sale. A participant who sells his incentive stock option shares prior to the expiration of the waiting period (referred to as a “Disqualifying Disposition”) generally will recognize taxable ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of such shares as of the date of exercise or (ii) the amount realized on such sale, over (b) the option exercise price. Any additional amount realized upon a Disqualifying Disposition would be treated as a capital gain to the participant, short or long term, depending on such participant’s holding period for the shares. If the shares are sold for less than the option exercise price, the participant will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period. Absent a Disqualifying Disposition, the Company will not be entitled to a deduction either as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares by the participant. If there is a Disqualifying Disposition of incentive stock option shares, the Company will be able to deduct the amount of taxable ordinary income recognized by the participant with respect to such sale.

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Special rule if option exercise price is paid for in Common Stock shares

If a participant pays the exercise price of a non-qualified option with previously-owned shares of the Company’s Common Stock and the transaction is not a disqualifying disposition of stock previously acquired under an incentive stock option, the Common Stock shares received equal to the number of Common Stock shares surrendered are treated as having been received in a tax-free (deferred) exchange. The participant’s tax basis and holding period for this number of Common Stock shares received will be equal to the participant’s tax basis and holding period for the Common Stock shares surrendered. The Common Stock shares received in excess of the number of Common Stock shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value (and the Company will be allowed a deduction to the same extent). The participant’s tax basis in these Common Stock shares exceeding the number of shares surrendered will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the day after the date of exercise.

To the extent that the use of previously acquired Common Stock shares to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of the stock previously acquired from exercise of an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock shares surrendered, determined at the time such stock was originally acquired, over the aggregate option exercise price paid for such stock. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the Common Stock shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights

A participant will not recognize income and the Company will not be allowed a deduction at the time a stock appreciation right is granted. When the participant exercises a stock appreciation right, the amount of any cash received plus the fair market value of any Common Stock shares or other property received, as determined on the date of exercise, will be treated as compensation taxable to the participant as ordinary income, and will be deductible by the Company for federal income tax purposes. The participant’s tax basis for any shares received will be equal to the fair market value of such shares on the date of exercise, and the participant’s holding period for such shares will begin on the day after the date of exercise.

Restricted Stock

Unless a participant makes a Section 83(b) tax election as described below, the participant receiving a grant of restricted stock that is subject to a substantial risk of forfeiture will not recognize income, and the Company will not be allowed a deduction, at the time the shares are granted. While the shares remain subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When the shares vest (cease to be subject to a substantial risk of forfeiture), the excess of the fair market value of the shares on the vesting date over the amount paid, if any, by the participant for the shares will be ordinary income taxable to the participant, and will be deductible by the Company for federal income tax purposes. Upon disposition of the shares, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the date of vesting.

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If the participant so chooses, he may file a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant of restricted stock. If the participant files such an election, he will recognize ordinary taxable income on the date of grant (without regard to the fact that the shares may be subject to a substantial risk of forfeiture) and his holding period for the stock will commence on the day after that date. When the participant files a Section 83(b) election, the amount of ordinary income recognized by the participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If the election is made, the participant will not recognize any income and the Company will not be allowed a deduction when the restricted stock vests. Upon disposition of such restricted stock, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following the date of grant.  If the election is made and the participant thereafter forfeits his or her stock, no refund or deduction will be allowed for tax purposes for the amount previously included in the participant’s income.

Performance Awards

A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a corresponding deduction.  Generally, the participant will recognize ordinary compensation income at the time of distribution or payment under the award in an amount equal to the amount of cash and the fair market value of any Common Stock shares received.  The Company will be entitled to a corresponding deduction at such time.  Payment under a performance award may be delayed for six months to the extent required to comply with Section 409A of the Internal Revenue Code.

Dividend Equivalent Rights

A participant will not recognize taxable income upon the grant of a dividend equivalent right.  When cash or Common Stock shares are paid or made available pursuant to dividend equivalent right, the participant will recognize ordinary compensation income and the Company will be allowed a deduction equal to the amount of cash and the fair market value of the Common Stock shares so paid or made available.

Federal and State Tax Withholding

Taxable income recognized by an employee who is a participant upon the exercise, transfer, or payment of an award is subject to withholding of federal and state income tax at statutory rates and to withholding of the participant’s share of any employment taxes due under the Federal Insurance Contribution Act (FICA) and the Federal Unemployment Tax Act (FUTA). Because the withholding requirement applies only to employees, a non-employee participating in the plan (for example, a non-employee director) who exercises an award generally is not subject to tax withholding.  Ordinary income recognized upon the Disqualifying Disposition of an incentive stock option is not subject to  federal income tax withholding or FICA or FUTA taxes.

To satisfy tax withholding requirements, the Company has the right to require that, as a condition to delivery of any certificate for Common Stock shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  The Company may also withhold Common Stock shares that are otherwise payable or transferable to the participant and that have a fair market value equal to the participant’s tax withholding liability.

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Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Stock shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.

Notwithstanding the above, all tax consequences resulting from an award under the Plan shall be the sole responsibility of the employee to whom the award is made and the employee should seek independent tax advice.

(g)                 Investment of Funds

Under the terms of the Plan there are no assets or funds to be invested under the Plan.

(h)                 Withdrawal From the Plan; Assignment of Interest

Except as otherwise stated herein or as provided in the Plan, the Committee has the authority under the Plan to establish the terms, conditions and restrictions as to disposition of all shares to which an employee may be entitled upon the occurrence of (i) death, (ii) retirement, (iii) resignation, (iv) permanent and total disability, (v) layoff, or (vi) change in control of the Company.

There is no provision in the Plan to otherwise withdraw, terminate, assign or hypothecate an employee's interest in the Plan.

(i)                 Forfeitures and Penalties

An employee forfeits his/her rights to non-vested shares by resignation or termination for cause by the Company.

(j)                 Charges and Deductions and Liens Therefor

The Plan does not make charges or deductions against the participating employees, nor does the plan provide for the creation of any lien upon the shares in the Plan.

Item 2.                      Registrant Information and Employee Plan Annual Information

All participants in the Plan may obtain without charge from the Registrant, upon written or oral request, any of the documents referred to and incorporated by reference in Item 3 of Part II of the Registration Statement, and such documents are incorporated by reference in the Section 10(a) Prospectus.  Also available without charge, upon written or oral request, to the Plan participants are (i) the Prospectus, Part I, and (ii) Registrant's annual report on Form 10-K for its latest fiscal year, or for the fiscal year preceding the latest fiscal year if the latest fiscal year ended within 120 days prior to the delivery of the documents to the participant.  Additional information about the Plan may be obtained from James P. Payne, Senior Vice President and Corporate Secretary, National Western Life Insurance Company, 850 East Anderson Lane, Austin, Texas 78752-1602, telephone number 512-836-1010.

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Part II
Information Required in the Registration Statement

Item 3.                      Incorporation of Documents by Reference

The Registrant hereby incorporates by reference (i) Form 10-K, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the year ended December 31, 2007, (ii) Forms 10-Q, Quarterly Reports Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for each of the calendar quarters ended March 31 and June 30, 2008, (iii) all other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 2007, and (iv) all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered by Registrant hereunder have been issued or which deregisters all of such securities then remaining unsold, and all of such documents shall be a part hereof from the date of filing of such documents.

Item 4.                      Description of Securities

The Plan makes available a total of 300,000 shares of the Company's authorized but unissued Class A Common, $1.00 par value, non-cumulative stock.  The Company has authorized and outstanding two classes of Common Stock, Class A and Class B.  The Class A shares are publicly held and traded, whereas the Class B shares are privately held and not publicly traded.  The Class A and Class B shares are alike in all respects except that:

(a)                 The Class A Common Stock has the exclusive right to elect one-third (1/3) of the total number of directors constituting the whole Board of Directors (treating any fraction as an additional director) and the Class B Common stock has the exclusive right to elect the remaining directors.

(b)                 The cash or in-kind dividends are without fixed rate, non-cumulative and subject to decision by the Board of Directors, but any dividend that may be paid on each share of Class A Common Stock must be twice the amount of any such dividend that may be paid on each share of the Class B Common Stock.

(c)                 In the event of the dissolution or winding up of the corporation, whether voluntary or involuntary, the assets shall be distributed among the Class A and Class B stockholders in the following manner:

(i)           the Class A stockholders shall first receive the $1.00 par value for each of the Class A shares validly issued, held and outstanding;

(ii)           the Class B stockholders shall then receive the $1.00 par value for each of the Class B shares validly issued, held and outstanding;

(iii)           the remaining assets of the corporation shall then be divided and distributed to and among the stockholders of all of the stock of the corporation in proportion to the number of shares of stock held by each such stockholder without preference of any one class of stock over any other class.

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(d)                 In the event of any spin-off or distribution in-kind of the shares of a subsidiary corporation of the Company, and which subsidiary corporation has only one class of stock issued and outstanding, each share of Class B Common Stock shall receive only one-half (½) of the number of shares of the subsidiary corporation as are to be received by each share of the Class A Common Stock; and, in the event that such subsidiary corporation has two classes of stock which are similar in rights and privileges to the Class A Common Stock and Class B Common Stock of the Company described herein, then the Class A Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class A Common Stock, and the Class B Common Stock shall receive in-kind only that class of shares of the subsidiary corporation which is similar to the Class B Common Stock.

One-half (½) of all shares entitled to vote on an issue constitutes a quorum at any meeting of the shareholders, and an affirmative majority of those shares represented at the meeting and entitled to vote on the subject matter constitutes an act by that class of shareholders, unless a greater number of shares is required by law.

Cumulative voting by shareholders is not permitted, and shareholders do not have preemptive rights to subscribe to additional shares that may be offered by the Company.

The issued shares are deemed fully paid and are non-assessable for any corporate liabilities.

Under the provisions of Section 10-3-120 of the Colorado Insurance Code, and Section 16(b) of the Securities Exchange Act of 1934, the receipt of these stock shares under the Plan will be treated the same as the purchase of any other Class A Common Stock of the Company, and such shares will be subject to the "insider trading short-swing" profits liability tests imposed by such statutes upon any purchase and sale, or any sale and purchase, of any Class A Common Stock of the Company by the employee within any period of less than six months, and any profits realized by such employee from any such transaction will inure to and be recoverable by the Company.

Item 5.                      Interests of Named Experts and Counsel

None.

Item 6.                      Indemnification of Directors and Officers

The Bylaws of the Company provide indemnification of its officers and directors against all judgments, fines, penalties, expenses and other similar liabilities incurred by them in connection with any proceeding in which he/she is exposed to such liabilities by reason of having served in such official capacity on behalf of the Company, if such officer or director (i) acted in good faith, (ii) reasonably believed his/her conduct was in the Company's best interest, and (iii) had no reasonable cause to believe that his/her conduct was unlawful.

Item 7.                      Exemption from Registration Claimed

No restricted securities are being reoffered or resold pursuant to this registration statement, and no exemption from registration is claimed.

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Item 8.                      Exhibits

The following exhibits are attached hereto:
Exhibit 4	Instruments defining the rights of security holders, including the relevant portion of the Company's Articles of Incorporation.

Exhibit 5	Opinion of Heath, Davis & McCalla, P.C. on legality.

Exhibit 10	National Western Life Insurance Company 2008 Incentive Plan (incorporated by reference to Exhibit 10(e) to the Company’s Form 10-K for the year ended December 31, 2007).

Exhibit 15	regarding Unaudited Interim Financial Information. Not applicable

Exhibit 23	Consent of KPMG LLP.

Exhibit 24	Power of Attorney. None used.

Item 9.                      Undertakings

(a)                 The undersigned Registrant hereby undertakes:

(i)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 22, 2008.

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Registrant)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/S/ Robert L. Moody	Chairman of the Board and Director	August 22, 2008
Robert L. Moody

/S/ Ross R. Moody	President and Director	August 22, 2008
Ross R. Moody

/S/ Brian M. Pribyl	Senior Vice President, Treasurer,	August 22, 2008
Brian Pribyl	Chief Financial Officer, and
Chief Administrative Officer

/S/ Stephen E. Glasgow	Director	August 22, 2008
Stephen Glasgow

/S/ E. Douglas McLeod	Director	August 22, 2008
E. Douglas McLeod

/S/ Charles D. Milos Jr.	Director	August 22, 2008
Charles D. Milos, Jr.

/S/ Frances A. Moody	Director	August 22, 2008
Frances A. Moody

/S/ Russell S. Moody	Director	August 22, 2008
Russell S. Moody

/S/ Louis E. Pauls, Jr.	Director	August 22, 2008
Louis E. Pauls, Jr.

/S/ E.J. Pederson	Director	August 22, 2008
E.J. Pederson

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